                                  SECURITIES AND EXCHANGE COMMISSION
                                        Washington, D.C.  20549

                                               FORM 8-K

                                            CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                         Date of Report (Date of earliest event reported) June 5, 2001
                                                                          ------------

                                    FIRST COMMONWEALTH CORPORATION
                           ------------------------------------------------
                            (Exact Name of Registrant as specified in its charter)

        VIRGINIA                                0-5392                                  54-0832816
------------------------                     ------------                          ------------------
(State or other Juris-                        (Commission                            (I.R.S. Employer
diction of incorporation                     File Number)                         identification No.)

                                            5250 SOUTH SIXTH STREET
                                                 P.O. BOX 5147
                                             SPRINGFIELD, IL 62705

                         (Address of principal executive offices, including zip code)

                       Regisrant's telephone number, including area code (217)-241-6300

                                                                    Not Applicable
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                         (Former name or former address, if changed since last report)

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (c) Exhibits

99.1    Press Release dated June 5, 2001.

ITEM 9.  REGULATION FD DISCLOSURE

United Trust Group, Inc. and First Commonwealth Corporation issued a joint press release on June 5, 2001 announcing the proposed merger of First Commonwealth Corporation with and into United Trust Group, Inc.
United Trust Group, Inc. also announced in the press release that its board has authorized the repurchase of up to $1 million of its common stock.  For information regarding these transactions, reference is made to the press release dated June 5, 2001, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

                                                  SIGNATURES

        Pursuant to the  requirements  of the  Securities  Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    FIRST COMMONWEALTH CORPORATION
                                             (Registrant)

                                                                    By:   /s/ Randall L. Attkisson
                                                                        Randall L. Attkisson
                                                                        President, Chief Operating
                                                                          Officer and Director

                                                                    By:   /s/ Theodore C. Miller
                                                                        Theodore C. Miller
                                                                        Senior Vice President and
                                                                          Chief Financial Officer

Date:  June 5, 2001

                                                 EXHIBIT INDEX

No.     Exhibit
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99.1    June 5, 2001 Press Release.

Exhibit 99.1

        Joint Press Release of United Trust Group, Inc., First Commonwealth Corporation and Appalachian Life
Insurance Company

FOR IMMEDIATE RELEASE
June 5, 2001

FOR MORE INFORMATION CONTACT
Theodore C. Miller
(217)241-6300

SPRINGFIELD, ILLINOIS -- United Trust Group, Inc. (NASDAQ Small Cap Market symbol UTGI) and First
Commonwealth Corporation ("FCC") jointly announced today that their respective Boards of Directors have approved a definitive agreement whereby United Trust Group would acquire the remaining common shares
(approximately 19%) of FCC which United Trust Group does not currently own.  Under the terms of the agreement, FCC will be merged with and into United Trust Group, with United Trust Group continuing as the surviving entity in the merger.

        Pursuant to the merger agreement, United Trust Group will pay $250 in cash for each share of FCC common stock not held by United Trust Group. The transaction is subject to various conditions precedent set forth in the merger agreement, including the approval of the transaction by the shareholders of FCC.  FCC plans to file and mail a Proxy Statement to its shareholders containing information about the merger.
Investors are urged to read the Proxy Statement when it becomes available.
        The board of directors of Appalachian Life Insurance Company, a West Virginia corporation and 88%
owned indirect subsidiary of FCC, also today approved, subject to shareholder approval, a 1- for- 6,500 reverse split of the common stock of Appalachian Life Insurance Company.  Any shareholder of Appalachian Life
Insurance Company who would otherwise receive a fractional share as a result of the reverse stock split will instead receive a cash payment based upon $6.50 per share (pre-reverse stock split) of Appalachian Life
Insurance Company.  If the reverse stock split is approved by its shareholders, Appalachian Life Insurance
Company will become a wholly owned subsidiary of Universal Guaranty Life Insurance Company, a wholly owned subsidiary of FCC.

        Also, the board of directors of United Trust Group, Inc. today authorized the repurchase from time to time in the open market or in privately negotiated transactions of up to $1 million of United Trust Group's common stock.  Repurchased shares will be available for future issuance for general corporate purposes.